EXHIBIT 107

 EX-FILING FEES

Calculation of Filing Fee Tables

Form S-3

(Form Type)

ASP Isotopes Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.01 par value	457(o)	(1)	(1)	(1)	—	—
	Equity	Preferred Stock, $0.01 par value	457(o)	(1)	(1)	(1)	—	—
	Debt	Debt Securities	457(o)	(1)	(1)	(1)	—	—
	Other	Warrants	457(o)	(1)	(1)	(1)	—	—
	Other	Units	457(o)	(1)	(1)	(1)	—	—
	Unallocated (Universal) Shelf		457(o)	(1)	(1)	$10,000,000	$0.0001531	$1,531
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—
	Total Offering Amounts			$10,000,000
	Total Fees Previously Paid					—
	Total Fee Offsets					—
	Net Fee Due					$1,531

(1)

The Registrant previously registered the offer and sale of certain securities having a proposed maximum aggregate offering price of $50,000,000 pursuant to a Registration Statement on Form S-3 (File No. 333-286860) (the “Prior Registration Statement”), which was initially filed on April 30, 2025 and declared effective by the Securities and Exchange Commission on May 30, 2025. As of the date hereof, a balance of approximately $50,000,000 of such securities remains unsold under the Prior Registration Statement. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV(A) of Form S-3, the Registrant is hereby registering the offer and sale of an additional $10,000,000 of its securities. The additional amount of securities that is being registered for offer and sale represents no more than 20% of the maximum aggregate offering price of the remaining securities available to be sold under the Prior Registration Statement.